                                                                    EXHIBIT 99.2
                              [FORM OF PROXY CARD]
REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF FIRST CHARTER CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of First Charter Corporation, a North Carolina corporation ("First Charter"), hereby constitutes and appoints Grady S. Carpenter, T. David Propst and Jane B. Brown, and each or either of them, severally as attorneys and proxies for the undersigned, with full power of substitution, for and on behalf of the undersigned to act and to vote as indicated on the reverse, according to the number of shares of First Charter's Common Stock held of record by the undersigned on November 7, 1995 and as fully as the undersigned would be entitled to act and vote if personally present at the Special Meeting of Shareholders to be held at Cabarrus Country Club on Thursday, December 14, 1995, 10:00 a.m. (local time) or at any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ON THE REVERSE SIDE OF THIS CARD. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN THEIR DISCRETION. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST CHARTER CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.
  (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE
                           ENCLOSED RETURN ENVELOPE.)

                          [REVERSE SIDE OF PROXY CARD]

     1. Proposal to approve the Agreement and Plan of Merger dated September 13, 1995, (the "Agreement") by and between First Charter Corporation and Bank of Union ("Union"), and the transactions contemplated thereby, which include, among other matters (i) the merger of an interim state banking subsidiary of First Charter Corporation with and into Bank of Union (the "Merger") at the effective time of the Merger and (ii) the issuance of 0.75 shares of First Charter common stock, $5 par value, for each outstanding share of Union common stock, $1.25 par value, upon consummation of the Merger, all as more fully described in the accompanying Joint Proxy Statement-Prospectus.

        FOR                   AGAINST                  ABSTAIN
     2. To vote the shares of First Charter Corporation Common Stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereby in their discretion.

                                         By signing this proxy, the undersigned
                                         hereby acknowledges receipt of the
                                         Notice of Special Meeting, dated
                                         November   , 1995, and the accompanying
                                         Joint Proxy Statement-Prospectus.

                                         Signature of Shareholder
                                         Signature of Shareholder (if held
                                         jointly)
                                         Please sign exactly as your name
                                         appears on your stock certificate and
                                         fill in the date. If your shares are
                                         held jointly, all joint owners must
                                         sign. If you are signing as a executor,
                                         administrator, trustee, guardian,
                                         custodian or corporate officer, please
                                         give your full title as such.
Dated: